Exhibit 10.5

Purchase Contract

[Unofficial Translation]

This Purchase Contract (the “Contract”) was executed on December 31, 2003, in Xushui County, Hebei Province, by and between Xushui County Dongfang Trading Company Limited (the “XSDF”) and Hebei Baoding Orient Paper Milling Co., Ltd (the “HBOP” ). XSDF agrees to perennially supply HBOP with raw materials which are Recycled Paperboard and White Edge Paper. The terms and conditions of this Contract are as follows:

1.

Effective Time. This Contract gets effective through January 1, 2004 to December 31, 2008. XSDF guarantees to supply Recycled Paperboard and White Edge Paper on a timely basis during the effective time of this Contract, with a purpose to satisfy HBOP’s production demand.

2.

Payment methods and terms. The payment will be made on a monthly basis, and XSDF and HBOP will discuss and determine the exact payment time. However, the payment must ensure the normal turnover of XSDF’s working capital and will be made mainly by bank transfer checks or in cash.

3.

The Quality of Raw Material. XSDF guarantees to provide the raw materials pursuant to the HBOP’s quality requirements, and in case of quality problems, XSDF will assume the proportionate liability for damages by the value of the losses.

4.

Liabilities. During the term of this Contract, if a failure to timely supply raw materials by XSDF results in losses to HBOP, XSDF shall compensate to HBOP for the losses as applicable; if HBOP fails to comply with this Contract, they shall also assume the proportionate liabilities, which will be enforced pursuant to the corresponding “Contract Laws”.

5.	Effectiveness. This Contract is executed in two copies and becomes effective when seals are made by both XSDF and HBOP, one of which held by XSDF, and the other held by HBOP, are equally authentic.
6.	Miscellaneous. Any other matters not expressly stated herein, will be resolved through negotiations by both parties.

Xushui County Dongfang Trading Company Limited

Seal

December 31, 2003

Hebei Baoding Orient Paper Milling Co., Ltd

Seal

December 31, 2003